UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   June 2, 2015

Buckeye Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-9356 (Commission File Number)	23-2432497 (I.R.S. Employer Identification No.)

One Greenway Plaza Suite 600
Houston, Texas	77046
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 615-8600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.07              Submission of Matters to a Vote of Security Holders.

The annual meeting of the unitholders of Buckeye Partners, L.P. (the “Partnership”) was held on June 2, 2015, at which the following matters were voted upon by the Partnership’s unitholders: (i) the election of four Class II directors to serve on the board of directors of Buckeye GP LLC, the general partner of the Partnership, until the Partnership’s 2018 annual meeting of unitholders, and (ii) the ratification of the selection of Deloitte & Touche LLP as the Partnership’s independent registered public accounting firm for the fiscal year ending 2015.

All nominees for director were elected, with voting as detailed below:

	For	Withheld	Broker Non-Votes
1. Pieter Bakker	76,914,593	588,895	37,480,095
2. Barbara M. Baumann	76,871,967	631,521	37,480,095
3. Mark C. McKinley	76,920,219	583,269	37,480,095
4. Donald W. Niemiec	76,894,182	609,306	37,480,095

The selection of Deloitte & Touche LLP as the Partnership’s independent registered public accounting firm for the fiscal year ending 2015 was ratified, with voting as detailed below:

For	Against	Abstain	Broker Non-Votes
114,383,116	388,426	212,041	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUCKEYE PARTNERS, L.P.

	By:	Buckeye GP LLC,
its General Partner

	By:	TODD J. RUSSO
Todd J. Russo
Senior Vice President, General Counsel and
Secretary

Dated: June 8, 2015